Exhibit 10.34
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) dated as of July 2, 2007 (“Effective Date”) by and between Verint Systems Inc. (the “Company”) and Douglas E. Robinson (“Executive”).
Company and Executive are parties to that certain Employment Agreement (the “Employment Agreement”), dated as of August 14, 2006 (capitalized terms not otherwise defined herein have the respective meanings assigned to them in the Employment Agreement). Each party desires by this Amendment to amend certain terms and conditions to the Employment Agreement, and the terms and conditions of this Amendment form a part thereof and should be read in conjunction therewith.
NOW, THEREFORE, the parties hereto agree as follows:
1. Sections 5 (a), (b), and (c) of the Employment Agreement are hereby deleted in their entirety and of no force and effect. In their place shall be inserted the following:
“5. Equity Arrangements.
a. Restricted Stock. Executive acknowledges having received the following grants as of the date hereof:
(i)	12,900 shares of restricted stock;

(ii)	25,800 shares of restricted stock; and

(iii)	22,400 shares of restricted stock;
provided, however, the terms and conditions of the foregoing grants, including terms and conditions related to vesting, are governed in accordance with the terms of the applicable Restricted Stock Agreements between the Company and Executive each dated as of July 2, 2007.
b. All future grants by the Company to Executive, if any, are in the sole and exclusive discretion of the Board of Directors of the Company or the applicable committee thereof.
2. Except as specifically amended hereby, all terms, provisions and conditions of the Employment Agreement shall remain in full force and effect, and such terms, provisions and conditions shall govern this Amendment.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

VERINT SYSTEMS INC.		EXECUTIVE

/s/ Peter Fante		/s/ Douglas E. Robinson

By:	Peter Fante
Title:	Chief Legal Officer

Date:	6/6/08	Date:	6/6/08

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